THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

THIS DEBT SETTLEMENT AGREEMENT (hereinafter referred to as the "Agreement"), dated as of August 8, 2007, is entered into by and among 1284810 Alberta Ltd., a private corporation existing under the laws of the Province of Alberta (the "Lender"), Park Place Energy Corp.(“Park Place”), a Nevada corporation whose shares are publicly traded on the National Association of Securities Dealers’ Over the Counter Bulletin Board Service (NASD OTC:BB) under the trading symbol PRPL.OB, and Park Place Energy Inc., a wholly-owned British Columbia subsidiary of Park Place (the "Debtor").

WHEREAS, the Lender is the assignee under an assignment of loan agreement with an effective date of June 15, 2007 of a debt in the principal amount of CDN$400,000, converted into US$377,358 at the Bank of Canada exchange rate on August 9, 2007 of US$1.00/Cdn$ 1.06 (the “Indebtedness”), pursuant to a promissory note dated March 9, 2207 between David Stadnyk as lender and the Debtor as borrower;

AND WHEREAS, the Debtor, the Lender and Park Place desire to resolve the debt between the Debtor and the Lender and to fully and finally settle the subject matter of the aforementioned debt and all claims that could be made in connection therewith.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. SETTLEMENT AMOUNT. As repayment in full of the Indebtedness Park Place will issue to the Lender an aggregate of 754,716 units (the “Units”) in the capital stock of Park Place at a deemed price of US$0.50, with each Unit comprised of one common share in the capital stock of Park Place and one share purchase warrant (the “Warrants” and together with the common shares comprising the Units, the “Securities”) to acquire one common share in the capital stock of Park Place for a period of two years from the date of issuance (the “Exercise Period”), at an exercise price of US$0.50 per share during the first year of the Exercise Period and at a price of US$0.75 per share during the second year of the Exercise Period

2. LENDER’S STATUS AND REG S REPRESENTATIONS. The Lender represents and warrants to Park Place that the Lender is not a “U.S. Person” as defined by Regulation S of the Act and is not acquiring the Units for the account or benefit of a U.S. Person. The Lender represents and warrants that the Lender was not in the United States at the time of the offering of the Units in consideration of the settlement of the Indebtedness or at the time that this Agreement was executed. The Lender acknowledges that the offering of the Units by Park Place has not been reviewed by the SEC. The Lender acknowledges that the Securities will be issued to the Lender in accordance with Regulation S under the Act, and that the Securities will be “restricted securities” within the meaning of the Act in that they are being offered by Park Place in a transaction not involving a public offering, and that as such, under the Act and applicable regulations the Securities may be resold without registration under the Act only in certain limited circumstances. In this regard, the Lender agrees to resell the Securities only in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration under the Act. The Lender agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Act. The Lender acknowledges and agrees that Park Place will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, pursuant to an available exemption from registration, or pursuant to this Agreement. The Securities (and any shares issuable upon exercise of the Warrants) will be restricted shares and will bear the appropriate restrictive legend. However, Park Place will provide the Lender the registration rights with respect to the Securities provided for in Section 5 of this Agreement. In order to confirm compliance with exemptions from the registration requirements of the Act and other applicable securities laws, the Lender will, as a condition of issuance of the Securities in the name of the Lender, execute and deliver to Park Place a form of subscription agreement satisfactory to Park Place and its counsel, acting reasonably.

3. RELEASE BY LENDER. Upon issuance of the Securities in the name of the Lender, the Indebtedness will be deemed to have been repaid in full by the Debtor and the Lender does hereby fully and forever remise, release and discharge, and by these presents, does for its agents, servants, past, present or future officers, shareholders, directors, employees, attorneys, representatives, parents, subsidiaries, subdivision, affiliated or related entities, affiliates, executors, administrators, predecessors, successors and assigns, remise, release and discharge the Debtor and Park Place and any of their agents, servants, past, present or future officers, shareholders, directors, employees, attorneys, representatives, parents, subsidiaries, subdivision, affiliated or related entities, affiliates, executors, administrators, predecessors, successors and assigns, from any and all actions, causes of action, suits, debts, dues, sums of money, interest, penalties, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity, under federal or state constitutions, statutes, laws, ordinances or regulations, or under common law, whether known or unknown, foreseen or unforeseen, which the Lender ever had, has or could have against the Debtor or Park Place in connection with the subject matter relating to the Indebtedness, but does not release the Debtor and Park Place from claims arising from a breach of this Agreement.

4. RELEASE BY THE DEBTOR AND PARK PLACE. For and in consideration of the release set forth above and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Debtor and Park Place, the Debtor and Park Place do hereby jointly and severally fully and forever remise, release and discharge, and by these presents, do for their respective agents, servants, past, present or future officers, shareholders, directors, employees, attorneys, representatives, parents, subsidiaries, subdivision, affiliated or related entities, affiliates, executors, administrators, predecessors, successors and assigns, remise, release and discharge, the Lender and any of its agents, servants, past, present or future officers, shareholders, directors, employees, attorneys, representatives, parents, subsidiaries, subdivision, affiliated or related entities, affiliates, executors, administrators, predecessors, successors and assigns, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law or in equity, under federal or state constitutions, statutes, laws, ordinances or regulations, or under common law, whether known or unknown, foreseen or unforeseen, which the Debtor and Park Place ever had, has or could have against the Lender in connection with the subject matter relating to the aforementioned dispute, but does not release the Lender from claims arising from a breach of this Agreement or the subscription agreement to be entered into in respect of the Units.

5. EFFECTIVE TIME OF RELEASES. The releases described above shall become effective immediately upon the delivery by the Debtor and Park Place to the Lender of the Securities registered in the name of the Lender.

6. EXISTENCE AND RIGHTS. The Debtor is a corporation duly amalgamated, validly existing and in good standing under the laws of the Province of British Columbia. Park Place is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Park Place and the Debtor have all requisite corporate power and authority to carry on their respective business and to own and use the properties owned and used by each of them. Park Place and the Debtor are qualified to conduct business and are in good standing under the laws of each jurisdiction wherein the nature of their respective business or their ownership of property requires either of them to be so qualified, except where the failure to be so qualified, would not individually or in the aggregate, have a material adverse effect on the respective assets or business of Park Place and the Debtor.

7. CORPORATE AUTHORIZATION. The Debtor and Park Place have taken or will take all corporate action, necessary to execute, deliver and perform this Agreement.

8. NO CONFLICT. The execution, delivery and performance of this Agreement and of the related documents by the Debtor and Park Place will not violate any provision of their respective constating documents; or violate any law or rule or regulation of any administrative agency or governmental body; or any order, writ, injunction or decree of any court, arbiter, administrative agency or governmental authority having jurisdiction over either of them; or violate any indenture, mortgage, contract, will, agreement or other undertaking to which either of them is a party or is subject, or result in the creation or imposition of any lien or encumbrance on any of the properties of the Debtor or Park Place under any of the foregoing.

9. NOTICES. Any notice or other communication required or permitted hereunder shall be deemed given if in writing and delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by overnight air courier or facsimile transmission or, if mailed, two days after the date of mailing, as follows:

If to the Debtor or Park Place:
Suite 1220
666 Burrard Street
Vancouver, BC V6C 2X8
Attention : President

If to the Lender:
3238 Karley Crescent
Coquitlam, BC V3E 3E9
Attention : President

10. LAW GOVERNING AGREEMENT. This Agreement is made and entered into and is to be at least partially performed in Vancouver, British Columbia. It shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the Province of British Columbia applicable to Agreements made and to be performed entirely within such Province without regard to principles of conflicts of laws, except to the extent that Canadian federal and U.S. federal law may apply.

11. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first set forth hereinabove, as evidenced by their respective signatures below.

/s/ David Stadnyk	August 13, 2007
Park Place Energy Inc.	Date

/s/ David Stadnyk	August 13, 2007
Park Place Energy Inc.	Date

/s/ David Lane	August 14, 2007
Park Place Energy Inc.	Date